UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:        June 5, 2008

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas	95472
(Address of Principle Executive Offices)	(Zip Code)

(281) 492-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under Section Act (17 CFT 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.

On June 5, 2008, the Registrant, Positron Corporation (“Positron”) ,and its wholly-owned subsidiary Positron Pharmaceuticals Company, a Nevada corporation (“Positron Pharmaceuticals”), executed and consummated a Stock Purchase Agreement to acquire all of the issued and outstanding stock(the “Acquisition”) of Dose Shield Corporation, an Indiana corporation (“Dose Shield”).  The purchase price of the Acquisition consisted of: 80,000,000 shares of the Registrant’s common stock, par value $0.01 per share, deliverable in two equal tranches, the first at the closing, the second upon verification that Dose Shield’s Cardio-Assist device is ready for resale, not later than December 31, 2009; (ii) cash in the amount of $600,000, $60,000 payable, at the closing and the balance due on December 31, 2008, unless extended for one year with interest at the rate of 8%; and earn out payments through December 31, 2009 equal to the lesser of (x) 50% of the net revenue generated from sales of Pharm-Assist equipment, including receivables, or (y) $600,000.  In addition the Positron is obligated to pay royalties equal to 1.5% of net revenues generated from sales of all Dose Shield equipment sold by Positron Pharmaceuticals following the Closing.

The assets acquired and liabilities assumed in the Acquisition included accounts receivable and deferred revenues from sales contracts that were executed by Dose Shield’s majority shareholder NukeMed Corporation (“NukeMed”).  NukeMed, acting as Dose Shield’s sales and marketing agent, entered into several sales agreements for measuring control devices manufactured by Dose Shield.  The agreements and all obligations were assigned to Positron Pharmaceuticals Company in the Acquisition.

In addition, John Zehner, Dose Shield’s former principal shareholder and executive officer executed a three year employment agreement with the Registrant to serve as president of Positron Pharmaceuticals.  Mr. Zehner’s employment is for three years with a base salary of $100,000 per year, with the Registrant’s option to increase the base salary to $150,000 in the event it has received appropriate funding.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Audited combined statement of assets to be acquired and liabilities to be assumed of Dose Shield Corporation and NukeMed, Inc. as of January 31, 2008 and 2007, and the related combined statements of revenues and direct expenses for the years ended January 31, 2008 and 2007 (the “Special-Purpose Financial Statements”) are filed as Exhibit 99.3 to this amendment and incorporated herein by this reference.

(b)	Pro Forma Financial Information.

The unaudited Pro Forma Financial Information of Dose Shield and Positron are filed as Exhibit 99.4 to this amendment and incorporated herein by this reference.

(c)	Exhibits.

99.3
Audited combined statement of assets to be acquired and liabilities to be assumed of Dose Shield Corporation and NukeMed, Inc. as of January 31, 2008 and 2007, and the related combined statements of  revenues and direct expenses for the years ended January 31, 2008 and 2007 (the “Special-Purpose Financial Statements”)

99.4	Unaudited Pro Forma Financial Information of Dose Shield Corporation and Positron Corporation.